Exhibit 10.5

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of July 31, 2015 by and among Boulevard Acquisition Corp., a Delaware corporation (the “Company”), Rohm & Haas Company, a Delaware corporation (“ROH”), Boulevard Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), and The Dow Chemical Company, a Delaware corporation (“TDCC”).  Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Company and TDCC have entered into that certain Stock Purchase Agreement, dated as of April 30, 2015 (as amended, modified, supplemented or waived from time to time, the “Purchase Agreement”);

WHEREAS, on the date hereof, the Company, ROH and TDCC are entering into certain ancillary agreements in connection with the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Company and Continental Stock Transfer & Trust Company, as warrant agent, have entered into to that certain Warrant Agreement, dated as of February 12, 2014 (the “Warrant Agreement”), governing (i) 11,025,000 warrants, each warrant exercisable to purchase one share of the common stock of the Company, par value $0.0001 per share (the “Common Stock”), issued in connection with the Company’s initial public offering (the “Public Warrants”), and (ii) 6,160,000 warrants, each warrant exercisable to purchase one share of the Common Stock, purchased by the Sponsor pursuant to that certain Sponsor Warrants Purchase Agreement, dated as of November 19, 2013, as amended and restated, by and between Company and the Sponsor (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”); and

WHEREAS, the Company’s execution and delivery of this Agreement is a condition to TDCC’s obligations under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.                                      Purchase of Warrants by the Company.  Commencing upon the date hereof and until 5:00 p.m. Eastern Standard Time on the date that is nine (9) months from the Closing Date (the “Purchase Deadline”), the Company will purchase, in the aggregate and at such times in its sole discretion, ten million dollars ($10,000,000) in Public Warrants in the open market at a purchase price per whole Public Warrant of no more than $1.25 per whole Public Warrant; provided that in the event that the Company shall not have purchased Public Warrants in such aggregate dollar amount immediately prior to the Purchase Deadline, the Sponsor may, at its option, sell to the Company Private Placement Warrants at $1.00 per Private Placement Warrant to satisfy such obligation (any such purchased Warrants, the “Purchased Warrants”); provided further that in no event shall the Company be obligated to purchase more than 10,000,000 Warrants in total.  The Purchased Warrants shall be cancelled and terminated by the Company.

2.                                      Issuance of Warrants to ROH.  The Company shall issue warrants to purchase shares of the Common Stock to ROH representing sixty-six and two-thirds percent (66 2/3%) of the Purchased Warrants (rounded up to the next whole Warrant), at no cost to ROH and on terms and conditions that are identical to the Public Warrants (the “TDCC Warrants”), no later than the Purchase Deadline.

3.                                      Make-Up Warrants. In the event that the Company has not issued to ROH an aggregate of 6,000,000 TDCC Warrants on or prior to the Purchase Deadline, (a) the Sponsor will transfer to the Company, at no cost to the Company, the number of Warrants equal to one-half (1/2) of the difference between (i) 6,000,000 and (ii) the number of TDCC Warrants issued by the Company to ROH on or prior to the Purchase Deadline (the difference between clause (i) and clause (ii) being, the “Make-Up Warrant Amount”) and such transferred Warrants shall be cancelled and terminated by the Company and (b) the Company will issue such number of TDCC Warrants equal to the Make-Up Warrant Amount.  From the date hereof until the Purchase Deadline, none of Sponsor and its Affiliates will purchase or otherwise acquire (including through any hedging transaction) any Public Warrants or any rights therein.

4.                                      Miscellaneous.

(a)                                 Entire Agreement.  Subject to the applicable provisions of the Purchase Agreement, this Agreement sets forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersedes and replaces any and all prior agreements, arrangements and understandings, written or oral, between the parties relating to the subject matter hereof.

(b)                                 Further Assurances.  On and after the execution of this Agreement, each party hereto shall execute and deliver to any other party such documents, agreements and other instruments as may be reasonably requested by such other party and are required to effectuate the transactions contemplated by this Agreement.

(c)                                  Amendments and Waivers.  This Agreement may be amended, modified or supplemented only by an instrument in writing signed by the parties hereto.  The failure of a party hereto at any time or times to require performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term or covenant contained in this Agreement shall be effective unless it is in a writing signed by such Party.

(d)                                 Assignment; No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(e)                                  Severability.  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(f)                                   Counterparts.  This Agreement may be executed in any number of counterparts (including by .pdf file exchanged via email or other electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)                                  Other Definitional Provisions and Interpretation.  The headings preceding the text of Articles and Sections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.  The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement.  The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term.  The use of “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.  The use of “or” is not intended to be exclusive unless expressly indicated otherwise.  Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  Underscored references to Articles, Sections or clauses shall refer to those portions of this Agreement.  The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section, paragraph or clause of this Agreement.

(h)                                 Governing Law.  This Agreement shall be governed exclusively by and construed and enforced exclusively in accordance with the internal Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

(i)                                     Notices.  Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during or before the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to the Company, addressed as follows:

Boulevard Acquisition Corp.
399 Park Avenue, 6th Floor
New York, NY 10022
Attention:                                         Stephen S. Trevor
Facsimile:                                         (212) 878-3545

with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attention:                                         Alan I. Annex
Facsimile:                                         (212) 805-9323

If to the Sponsor, addressed as follows:

Boulevard Acquisition Sponsor, LLC
399 Park Avenue, 6th Floor
New York, NY 10022
Attention:                                         Steven S. Trevor
Facsimile:                                         (212) 878-3545

with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attention:                                         Alan I. Annex
Facsimile:                                         (212) 805-9323

If to TDCC, addressed as follows:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attention:                                         Corporate Director, M&A
Facsimile:                                         (989) 636-8907

with copies to:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attention:                                         Executive Vice President and General Counsel
Facsimile:                                         (989) 638-9397

and

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:                                         Marc F. Sperber
Facsimile:                                         (312) 706-8208

If to ROH, addressed as follows:

Rohm and Haas Company

100 Independence Mall West

Philadelphia, PA 19106-2399

Attn:  Chief Legal Officer

Facsimile: (215) 592-3227

with copies to:

The Dow Chemical Company
2030 Dow Center
Midland, MI 48674
Attention:                                         Executive Vice President and General Counsel
Facsimile:                                         (989) 638-9397

and

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention:                                         Marc F. Sperber
Facsimile:                                         (312) 706-8208

*      *      *      *      *

IN WITNESS WHEREOF, the parties have executed this Warrant Purchase Agreement as of the date first written above.

BOULEVARD ACQUISITION CORP.

By:	/s/ Stephen S. Trevor
Name: Stephen S. Trevor
Title: President, Chief Executive Officer and Secretary

BOULEVARD ACQUISITION SPONSOR, LLC

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Managing Member

THE DOW CHEMICAL COMPANY

By:	/s/ Mark Gibson
Name: Mark Gibson
Title: Authorized Representative

ROHM & HAAS COMPANY

By:	/s/ Mark Gibson
Name: Mark Gibson
Title: Chief Financial Officer and Treasurer

[Signature page to Warrant Purchase Agreement]